Exhibit 99.3

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		Electronic Voting Instructions
You can authorize the voting of your shares by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may authorize the voting of your shares using one of the two voting methods outlined below.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Votes authorized by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on August 27, 2008.
Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒		• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT AUTHORIZED THE VOTING OF YOUR SHARES VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends that stockholders vote for Proposals Nos. 1, 2 and 3.
	For	Against	Abstain

1.         To amend LTX’s articles of organization to increase the number of authorized shares of LTX common stock from 200,000,000 to 400,000,000 and to change the name of LTX Corporation upon completion of the merger to LTX-Credence Corporation.

	☐	☐	☐	+

2.         To approve the issuance of shares of LTX common stock, par value $0.05 per share, pursuant to the Agreement and Plan of Merger, dated as of June 20, 2008, by and among LTX Corporation, Zoo Merger Corporation and Credence Systems Corporation.

	☐	☐	☐

3.         To approve any motion to adjourn or postpone the LTX special meeting to another time or place, if necessary, to solicit additional proxies if there are insufficient votes for each of the foregoing proposals at the time of the special meeting.

	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

LTX CORPORATION

Admission Ticket

Special Meeting of Stockholders

Thursday, August 28, 2008, 12:00 Noon, Local Time

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Ú IF YOU HAVE NOT AUTHORIZED THE VOTING OF YOUR SHARES VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — LTX CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 28, 2008.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints David G. Tacelli, Mark J. Gallenberger and Joseph A. Hedal or any of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of common stock of LTX Corporation held of record by the undersigned on July 23, 2008, at the special meeting of stockholders to be held on Thursday, August 28, 2008, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals Nos. 1, 2 and 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. However, you must sign and return this card to assure representation of your shares.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE